                                                                      EXHIBIT 21

                          McDERMOTT INTERNATIONAL, INC.
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                          YEAR ENDED DECEMBER 31, 2001

                                                                                JURISDICTION          PERCENTAGE
                                                                                     OF              OF OWNERSHIP
                  NAME OF COMPANY                                               ORGANIZATION           INTEREST

         McDermott International Investments Co., Inc.                             Panama                 100
              McDermott International Trading Co., Inc.                            Panama                 100
                  McDermott Overseas Investment Co. N.V.                    Netherlands Antilles          100
                      Delta Catalytic (Holland) B.V.                             Netherlands              100
         J. Ray McDermott, S.A.                                                    Panama                 100
              Hydro Marine Services, Inc.                                          Panama                 100
              J. Ray McDermott Holdings, Inc.                                     Delaware                100
                  J. Ray McDermott, Inc.                                          Delaware                100
              J. Ray McDermott International, Inc.                                 Panama                 100
                  J. Ray McDermott Contractors, Inc.                               Panama                 100
                      J. Ray McDermott Middle East, Inc.                           Panama                 100
                           J. Ray McDermott Middle East (India Ocean) Ltd.        Mauritius               100
         McDermott Incorporated                                                   Delaware                100
              Babcock & Wilcox Investment Company                                 Delaware                100
                  BWX Technologies, Inc.                                          Delaware                100

The subsidiaries omitted from the foregoing list, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.